Filed Pursuant to Rule 424(b)(5)

Registration No. 333-282013

PROSPECTUS SUPPLEMENT

(To Prospectus dated September 17, 2024)

5,000,000 Shares of

Common Stock

We are offering 5,000,000 shares of common stock, par value $0.0001 per share (the “common stock”), directly to certain institutional investors at an offering price of $3.00 per share pursuant to this prospectus supplement and the accompanying prospectus.

Our shares of common stock are listed on the Nasdaq Stock Market (“Nasdaq”) under the symbol “TYGO.” On February 24, 2026, the closing sale price of shares of our common stock was $3.54.

We have engaged Craig-Hallum Capital Group LLC (the “placement agent”) as our exclusive placement agent in connection with this registered direct offering. The Placement Agent is not purchasing the securities offered by us on behalf of any investors in the registered direct offering and is not required to sell any specific number or dollar amount of securities, but will assist us in connection with such offering on a reasonable best efforts basis.

We are a “smaller reporting company” and an “emerging growth company” under applicable Securities and Exchange Commission, or the SEC, rules and, as such, have elected to comply with certain reduced public company disclosure requirements for this prospectus supplement. See “Prospectus Supplement Summary—Smaller Reporting Company” and Prospectus Supplement Summary—Emerging Growth Company” on page S-2 of this prospectus supplement for more information.

Investing in our securities involves risks that are described in the “Risk Factors” section beginning on page S-4 of this prospectus supplement and similar sections contained in the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	PER SHARE	TOTAL
Offering price	$3.00	$15,000,000
Placement agent fee(1)	$0.135	$675,000
Proceeds to us, before expenses	$2.865	$14,325,000

(1)	We have also agreed to reimburse certain expenses of the placement agent. See the section captioned “Plan of Distribution” in this prospectus supplement for additional information.

Delivery of the shares of common stock is expected to be made on or about February 26, 2025.

Craig-Hallum

The date of this prospectus supplement is February 24, 2026.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 (File No. 333-282013) that we have filed with the U.S. Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process.

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of common stock and related matters and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. The second part is the accompanying prospectus, including the documents incorporated by reference into the accompanying prospectus, which gives more general information, some of which may not apply to this offering of common stock. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document incorporated by reference herein or therein filed prior to the date of this prospectus supplement, the information in this prospectus supplement shall control; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date - for example, a document incorporated by reference in the accompanying prospectus - the statement in the document having the later date modifies or supersedes the earlier statement.

We have not, and the placement agent has not, authorized anyone to provide you with information other than that contained, or incorporated by reference, in this prospectus supplement and the accompanying prospectus and your reliance on any unauthorized information or representation is at your own risk. We are not, and the placement agent is not, making an offer to sell or soliciting any offer to buy our common stock in any jurisdiction where the offer or sale is not permitted or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein and any prospectus supplement or free writing prospectus that we have authorized for use in connection with this offering is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering in their entirety before making an investment decision.

This prospectus supplement does not contain all of the information that is important to you. Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus supplement and all of the information incorporated by reference herein and therein, as well as the additional information described under the heading “Where You Can Find More Information.” These documents contain important information that you should consider when making your investment decision.

We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement, the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

As used in this prospectus supplement, unless otherwise indicated or the context otherwise requires, references to “we,” “us,” “our,” the “Company,” “Registrant,” and “Tigo” refer to the consolidated operations of Tigo Energy, Inc. (formerly known as Roth CH Acquisition IV Co.) and its subsidiaries. References to “ROCG” refer to the Company prior to the consummation of the Business Combination (as defined below) and references to “Legacy Tigo” refer to Tigo Energy, Inc. prior to the consummation of the Business Combination.

ROCG was originally formed as a Delaware corporation in February of 2019 for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization, or other similar business combination with one or more businesses. On August 10, 2021, ROCG consummated its initial public offering, following which its securities began trading on the Nasdaq Capital Market.

On December 5, 2022, ROCG, Roth IV Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of ROCG (“Merger Sub”), and Legacy Tigo, entered into an Agreement and Plan of Merger, as amended on April 6, 2023 (the “Merger Agreement”), pursuant to which, among other transactions, on May 23, 2023, Merger Sub merged with and into Legacy Tigo (the “Merger”), with Legacy Tigo surviving the Merger as a wholly-owned subsidiary of ROCG (the Merger, together with the other transactions described in the Merger Agreement, the “Business Combination”). In connection with the closing of the Business Combination, ROCG changed its name to “Tigo Energy, Inc.”

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents incorporated by reference in this prospectus supplement contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements regarding the financial position, business strategy and the plans and objectives of management for future operations. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this prospectus supplement and the documents incorporated by reference in this prospectus supplement, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. When the Company discusses its strategies or plans, the Company is making projections, forecasts or forward-looking statements. Such statements are based on the beliefs of, as well as assumptions made by and information currently available to, the Company’s management.

Forward-looking statements in this prospectus supplement and the documents incorporated by reference in this prospectus supplement may include, for example, statements about:

●	the Company’s ability to meet future liquidity requirements;

●	the projected financial information and market opportunities of the Company;

●	the Company’s ability to meet the continued listing requirements of Nasdaq;

●	the Company’s ability to develop and sell its product offerings and services;

●	the Company’s ability to manage risks associated with seasonal trends and the cyclical nature of the solar industry;

●	the potential liquidity and trading of the Company’s securities;

●	the Company’s ability to acquire and protect intellectual property;

●	the Company’s ability to manage risks associated with the Company’s dependence on a small number of outside contract manufacturers, primarily in China, Thailand and Vietnam;

●	the Company’s ability to continue working with leading solar manufacturers;

●	the Company’s ability to respond to fluctuations in foreign currency exchange rates, trade tariffs or other trade barriers, and political unrest and regulatory changes in the markets into which the Company expands or otherwise operates in;

●	the Company’s ability to enhance future operating and financial results;

●	the Company’s ability to forecast demand accurately and monetize its inventory on-hand;

●	the Company’s ability to retain or recruit, or changes required in, its officers, key employees or directors;

●	the Company’s ability to implement and maintain effective internal controls; and

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●	factors relating to the Company’s business, operations and financial performance, including:

○	the Company’s ability to comply with laws and regulations applicable to its business;

○	market conditions and global and economic factors beyond the Company’s control;

○	the Company’s ability to compete in the highly competitive and evolving solar industry;

○	the Company’s ability to continue to develop new products and innovations to meet constantly evolving customer demands;

○	the Company’s ability to enter into, successfully maintain and manage relationships with partners and distributors; and

○	the Company’s ability to acquire or make investments in other businesses, patents, technologies, products or services to grow the business, and realize the anticipated benefits therefrom.

The Company cautions you that the foregoing list may not contain all of the forward-looking statements made in this prospectus supplement and the documents incorporated by reference in this prospectus supplement. These forward-looking statements are only predictions based on the Company’s current expectations and projections about future events and are subject to a number of risks, uncertainties and assumptions, including those described in this prospectus supplement and the documents incorporated by reference in this prospectus supplement, in particular the risks described in the section titled “Risk Factors” of this prospectus supplement and the documents incorporated by reference in this prospectus supplement. It is not possible for the management of the Company to predict all risks, nor can the Company assess the impact of all factors on the Company’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements the Company may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus supplement and the documents incorporated by reference in this prospectus supplement may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements in this prospectus supplement and the documents incorporated by reference in this prospectus supplement.

The forward-looking statements included in this prospectus supplement and the documents incorporated by reference in this prospectus supplement are made only as of the date hereof. You should not rely upon forward-looking statements as predictions of future events. Although the Company believes that the expectations reflected in its forward-looking statements are reasonable, the Company cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. The Company does not undertake any obligation to update publicly any forward-looking statements for any reason after the date of this prospectus supplement to conform these statements to actual results or to changes in expectations, except as required by law. You should read this prospectus supplement and the documents incorporated by reference in this prospectus supplement with the understanding that the actual future results, levels of activity, performance, events and circumstances of the Company may be materially different from what is expected.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary provides a general overview of selected information and does not contain all of the information you should consider before buying our common stock. Before you decide to invest in our common stock, you should read the entire prospectus supplement and the accompanying prospectus carefully, including the risk factors and the financial statements and related notes and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Company Overview

Our mission is to deliver smart systems solutions, combining hardware and software, which enhance safety, increase energy yield, and lower operating costs of residential, commercial, and utility-scale solar systems. We believe we are a worldwide leader in the development and delivery of products and solutions that are flexible and dependable, increase the energy generation of solar energy systems and address the need for change. We primarily offer products and services through distributors and solar installers. We have a worldwide footprint with product installations in over 100 countries and on all seven continents.

We have served the solar energy industry with advanced power electronics, including the manufacturing and development of our Module Level Power Electronics (“MLPEs”), since our inception in 2007. Our primary focus has been on MLPEs, which are devices that reside under the solar panel and enhance safety features and energy production for the installer and system owner. Our MLPEs are designed to be highly flexible solutions that work with other inverters and modules, providing the installer with an open-system solution and a variety of choices when designing a system for the consumer.

Although the solar optimizer and inverter space has been historically served by two major suppliers, we expect to attract new customers and gain market share by expanding sales of our MLPEs, which provide solar panel power optimization and rapid shutdown, our GO Energy Storage Solutions (“GO ESS”), which provides solar energy storage management capabilities, and our Energy Intelligence (“EI”) platform which provides monitoring and energy demand forecasting capabilities. We began offering our energy consumption and demand forecasting software capabilities with the launch of Predict+, in the first quarter of 2023. Our products and services power everything from single-digit kilowatt residential systems to commercial, industrial, and utility systems, scaling to hundreds of megawatts on rooftop, ground-mounted, and floating applications.

Recent Developments

Patent Purchase Agreement

On December 16, 2025, we and Tigo Energy AI Ltd. (together, “Seller”) entered into a patent purchase agreement (the “Patent Purchase Agreement”) with Tigo Energy Innovations LLC (the “Purchaser”), pursuant to which Seller sold to the Purchaser certain patents (the “Assigned Patents”) for an aggregate purchase price between $17,750,000 and $17,950,000 (determined in accordance with the terms of the Patent Purchase Agreement), which shall be paid as follows: (i) $15,000,000 was paid at the initial closing (the “Initial Closing”), and (ii) between $2,750,000 and $2,950,000 (the “Holdback Amount”) will be paid not more than four (4) months following the Initial Closing; provided, that the Holdback Amount will only be paid upon the satisfaction of certain conditions. In addition, Seller is entitled to receive up to $5,000,000 of certain royalty payments after the Initial Closing, subject to the terms and conditions of the Patent Purchase Agreement. Seller also received a non-exclusive grant-back license to practice the Assigned Patents in connection with Seller’s products.

Repayment of Convertible Promissory Note

On December 17, 2025, we paid $51,250,000 to L1 Energy Capital Management S.a.r.l in full satisfaction of our obligations under that certain Convertible Promissory Note Purchase Agreement and the Convertible Promissory Note (the “Convertible Note”), each dated January 9, 2023. The Convertible Note was originally issued on January 9, 2023 in an aggregate principal amount of $50.0 million and accrued interest at a rate of 5.0% per year. The Convertible Note was set to mature on January 9, 2026.

Corporate Information

We were incorporated in Delaware on February 13, 2019, under the name Roth CH Acquisition IV Co., in order to effectuate a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. ROCG completed its initial public offering on August 10, 2021. On May 23, 2023, ROCG and Legacy Tigo consummated the Business Combination. In connection with the closing of the Business Combination, ROCG changed its name to “Tigo Energy, Inc.”

The mailing address of our principal executive office is 983 University Avenue, Suite B, Los Gatos, California 95032, and our telephone number is (408) 402-0802. Our website is https://www.tigoenergy.com/. Information contained on our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only. Our common stock trades on Nasdaq under the symbol “TYGO.”

Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We will remain an emerging growth company under the JOBS Act until the earliest of (i) the last day of the fiscal year ending after the fifth anniversary of the completion of the initial public offering of our securities, (ii) the last date of our fiscal year in which we have a total annual gross revenue of at least $1.235 billion, (iii) the date on which we are deemed to be a “large accelerated filer” under the rules of the SEC with at least $700.0 million of outstanding securities held by non-affiliates or (iv) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the previous three years.

Smaller Reporting Company

Additionally, we qualify as a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K under the Securities Act. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which we fail to meet the following criteria: (i) the market value of our common stock held by non-affiliates does not exceed $250 million as of the end of that fiscal year’s second fiscal quarter; or (ii) our annual revenues do not exceed $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates does not exceed $700 million as of the end of that fiscal year’s second fiscal quarter. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

THE OFFERING

Common stock offered by us	5,000,000 shares of common stock.

Common stock outstanding following this offering	75,543,244 shares of common stock.

Offering Price	$3.00 per share of common stock.

Use of Proceeds

We estimate that we will receive net proceeds of approximately $14.0 million from the sale of the shares of common stock offered by us in this offering, after deducting the placement agent fees and estimated offering expenses payable by us.

We intend to use the net proceeds of this offering for general corporate and working capital purposes. See the section titled “Use of Proceeds” on page S-6 of this prospectus supplement.

Risk Factors

See “Risk Factors” beginning on page S-4 of this prospectus supplement and the other information included in, or incorporated by reference into, this prospectus supplement for a discussion of certain factors you should carefully consider before deciding to invest in shares of our common stock.

Dividend Policy

We have not declared or paid any dividends on our capital stock to date. We anticipate that we will retain all of our future earnings, if any, for use in the operation and expansion of our business and do not anticipate paying cash dividends in the foreseeable future. See the section titled “Dividend Policy” on page S-7 of this prospectus supplement.

Nasdaq Stock Market symbol	“TYGO”

The number of shares of our common stock to be outstanding prior to this offering as shown above is based on 70,543,244 shares of our common stock legally outstanding as of February 20, 2026, and excludes:

●	4,524,412 shares of our common stock issuable upon the exercise of stock options outstanding as of February 20, 2026, having a weighted average exercise price of $1.61 per share;

●	3,547,447 shares of common stock issuable upon the vesting of restricted stock units outstanding as of February 20, 2026;

●	1,760,048 shares of common stock issuable upon the vesting of performance stock units outstanding as of February 20, 2026; and

●	an aggregate of 2,648,545 shares of common stock reserved for future issuance under our equity incentive plan as of February 20, 2026.

RISK FACTORS

Investment in our common stock offered pursuant to this prospectus supplement involves risks. Our business, financial condition, and results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. Before you make an investment decision regarding the securities, you should carefully consider the risks and uncertainties in our most recent Annual Report on Form 10-K, and in any updates to those Risk Factors in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus supplement or incorporated by reference into this prospectus supplement and the accompanying prospectus, in light of your particular investment objectives and financial circumstances. The risks described in those documents are not the only ones that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations, our financial results and the value of the securities.

Additional Risks Relating to our Company, our common stock and this Offering

We have broad discretion to determine how to use the funds raised in this offering, and may use them in ways that may not enhance our operating results or the price of our common stock.

Our management will have broad discretion over the use of proceeds from this offering, and we could spend the proceeds from this offering in ways our stockholders may not agree with or that do not yield a favorable return, if at all. Because of the number and variability of factors that will determine our use of the proceeds from this offering, their ultimate use may vary substantially from their currently intended use. We expect to use the proceeds from this offering for working capital and other general corporate purposes. If we do not invest or apply the proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

The price of our common stock has been, and may continue to be, volatile, and the value of our common stock may decline.

Fluctuations in the price of the Company’s securities could contribute to the loss of all or part of your investment. The trading price of the Company’s securities has been, and could continue to be, volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on your investment in our securities and the Company’s securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our securities may not recover and may experience a further decline.

Factors affecting the trading price of the Company’s securities may include:

●	actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;

●	changes in the market’s expectations about the Company’s operating results;

●	success of competitors;

●	operating results failing to meet the expectations of securities analysts or investors in a particular period;

●	changes in financial estimates and recommendations by securities analysts concerning the Company or the industry in which the Company operates in general;

●	operating and stock price performance of other companies that investors deem comparable to the Company;

●	ability to market new and enhanced products and services on a timely basis;

●	changes in laws and regulations affecting our business;

●	commencement of, or involvement in, litigation involving the Company;

●	changes in the Company’s capital structure, such as future issuances of securities or the incurrence of additional debt;

●	the volume of shares of the Company’s common stock available for public sale;

●	any major change in the Company’s board or management;

●	sales of substantial amounts of the Company’s common stock by our directors, executive officers or significant stockholders or the perception that such sales could occur; and

●	general economic and political conditions, such as recessions, changes in interest rates, changes in fuel prices, international currency fluctuations, an escalation of sanctions, tariffs, or other trade tensions between the U.S. and other countries and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general, and Nasdaq specifically, have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. A loss of investor confidence in the market for the stocks of other companies which investors perceive to be similar to the Company could depress our stock price regardless of our business, prospects, financial conditions or results of operations.

We cannot assure you that the market price of our common stock will not decline. Accordingly, we cannot assure you that you will be able to sell your common stock at a price equal to or greater than the purchase price.

You may experience future dilution as a result of future equity offerings and other issuances of our common stock or other securities, including securities that are exercisable for or convertible into common stock. In addition, this offering and future equity offerings and other issuances of our common stock or other securities, or the perception of such offerings, may adversely affect the trading price of our common stock.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or securities convertible into common stock in future transactions may be higher or lower than the price per share in this offering. You will incur dilution upon exercise of any outstanding stock options or upon the issuance of shares of common stock under our stock incentive programs.

In addition, the sale of a substantial number of shares of our common stock or other equity-related securities in the public markets, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We may sell large quantities of our common stock at any time pursuant to this prospectus or in one or more separate offerings. We cannot predict the effect that future sales of common stock or other equity-related securities would have on the market price of our common stock.

We do not intend to pay future dividends on our common stock.

We have not paid cash dividends on our common stock and currently do not anticipate paying future cash dividends on our common stock. Any determination to pay future dividends and other distributions in cash, stock, or property by us in the future will be at the discretion of our Board of Directors (the “Board”) and will be dependent on then-existing conditions, including our financial condition and results of operations and contractual restrictions. We are also limited in our ability to pay dividends or make other distributions to our shareholders without the consent of our lender. Therefore, stockholders should not rely on future dividend income from shares of our common stock.

You may experience immediate and substantial dilution in the book value per share of the common stock you purchase.

Because the price per share of our common stock being offered is substantially higher than the as adjusted net tangible book value per share of our common stock, you may suffer immediate and substantial dilution with respect to the net tangible book value of the common stock you purchase in this offering. After giving effect to (i) (x) the sale of the Assigned Patents pursuant to the Patent Purchase Agreement and (y) the repayment in full of the Convertible Note and (ii) the sale of 5,000,000 shares of common stock at an offering price of $3.00 per share, and after deducting placement agent fees and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of September 30, 2025 would have been approximately $22,766,000, or $0.31 per share. This represents an immediate increase in net tangible book value of $0.18 per share to our existing stockholders and an immediate dilution in net tangible book value of $2.69 per share to new investors in this offering. See “Dilution” for a more detailed discussion of the dilution you may incur in connection with this offering. To the extent outstanding options are exercised, you would incur further dilution. In addition, to the extent we need to raise additional capital in the future and we issue additional shares of common stock or securities convertible or exchangeable for our common stock, our then existing stockholders may experience dilution and the new securities may have rights senior to those of our common stock offered in this offering.

USE OF PROCEEDS

We estimate that we will receive net proceeds of approximately $14.0 million from the sale of the shares of common stock offered by us in this offering, after deducting placement agent fees and estimated offering expenses payable by us.

Our management has broad discretion over the uses of the net proceeds in this offering. We intend to use the net proceeds from this offering for general corporate and working capital purposes.

Pending the use of the net proceeds described above, we plan to invest the net proceeds from this offering in a variety of capital preservation investments, including short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DIVIDEND POLICY

We have not declared or paid any dividends on our capital stock to date. We anticipate that we will retain all of our future earnings, if any, for use in the operation and expansion of our business and do not anticipate paying cash dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our Board after considering our business prospects, results of operations, financial condition, cash requirements and availability, debt repayment obligations, capital expenditure needs, contractual restrictions, covenants in the agreements governing current and future indebtedness, industry trends, the provisions of Delaware law affecting the payment of dividends and distributions to stockholders and any other factors or considerations the Board deems relevant.

DILUTION

If you invest in this offering, your ownership interest will be diluted to the extent of the difference between the price per share you pay in this offering and the pro forma as adjusted net tangible book value per share of our common stock after this offering.

As of September 30, 2025, we had a net tangible book value (deficit) of approximately $(1,873,000), or approximately $(0.03) per share of common stock, based upon 69,434,400 shares outstanding. Our net tangible book value per share represents total tangible assets less total liabilities, divided by the number of shares of common stock outstanding at September 30, 2025.

Subsequent to September 30, 2025, the following events have occurred: (i) the sale of the Assigned Patents pursuant to the Patent Purchase Agreement and (ii) the repayment in full of the Convertible Note. On a pro forma basis, giving effect to these events, our pro forma net tangible book value as of September 30, 2025 would have been approximately $8,741,000, or $0.13 per share of our common stock.

After giving effect to the sale of 5,000,000 shares of our common stock at an offering price of $3.00 per share, and after deducting placement agent fees and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of September 30, 2025 would have been approximately $22,766,000, or $0.31 per share of common stock. This represents an immediate increase in net tangible book value of $0.18 per share to our existing stockholders and an immediate dilution in net tangible book value of $2.69 per share to new investors in this offering.

The following table illustrates this calculation on a per share basis.

Offering price per share		$3.00
Net tangible book value per share as of September 30, 2025	$(0.03)
Increase in net tangible book value per share attributable to the pro forma adjustments described above	$0.15
Pro forma tangible book value per share as of September 30, 2025	$0.13
Increase in net tangible book value per share attributable to the offering	$0.18

Pro forma as adjusted net tangible book value per share after giving effect to the offering		$0.31

Dilution per share to new investors participating in the offering		$2.69

The above discussion and table are based on 69,434,400 shares of our common stock legally outstanding as of September 30, 2025, and excludes:

●	4,771,142 shares of our common stock issuable upon the exercise of stock options outstanding as of September 30, 2025, having a weighted average exercise price of $1.57 per share;

●	3,566,373 shares of common stock issuable upon the vesting of restricted stock units outstanding as of September 30, 2025;

●	1,760,048 shares of common stock issuable upon the vesting of performance stock units outstanding as of September 30, 2025; and

●	An aggregate of 1,602,413 shares of common stock reserved for future issuance under our equity incentive plan as of September 30, 2025.

To the extent that any of these options are exercised, restricted stock units are settled, new options or restricted stock units are issued under our equity incentive plans and subsequently exercised or settled or we issue additional shares of common stock or securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or substantially similar securities in the future, there will be further dilution to investors participating in this offering.

PLAN OF DISTRIBUTION

We have engaged Craig-Hallum Capital Group LLC (the “placement agent”) to act as our exclusive placement agent, on a reasonable best-efforts basis, in connection with this offering pursuant to this prospectus supplement and accompanying prospectus. The terms of this offering are subject to market conditions and negotiations between us, the placement agent, and prospective investors. Our engagement letter with the placement agent does not give rise to any commitment by the placement agent to purchase any of the securities, and the placement agent will have no authority to bind us by virtue of the engagement letter. The placement agent is not purchasing the securities offered by us in this offering and is not required to sell any specific number or dollar amount of securities but will assist us in this offering on a reasonable best-efforts basis. Further, the placement agent does not guarantee that it will be able to raise new capital in any prospective offering. The placement agent may engage sub-agents or selected dealers to assist with the offering. We have entered into a securities purchase agreement directly with the investors in connection with this offering, and we will only sell to investors who have entered into the securities purchase agreement. We may not sell the entire amount of shares of our common stock offered pursuant to this prospectus supplement.

We expect to deliver the shares of our common stock being offered pursuant to this prospectus supplement on or about February 26, 2026, subject to satisfaction of customary closing conditions.

Fees and Expenses

The following table shows the per share and total cash fees we will pay to the placement agent in connection with the sale of our securities offered pursuant to this prospectus supplement and the accompanying prospectus, assuming the purchase of all of the shares offered hereby.

	PER SHARE	TOTAL
Offering price	$3.00	$15,000,000
Placement agent fee	$0.135	$675,000
Proceeds to us, before expenses	$2.865	$14,325,000

We have agreed to pay the placement agent in connection with this offering a cash fee equal to 4.5% of the aggregate gross proceeds of this offering and to reimburse the expenses of the placement agent up to $75,000.

We estimate that the total expenses payable by us in connection with this offering, excluding the placement agent fees and expenses referred to above, will be approximately $225,000.

Lock-up Agreement

We, and each of our officers and directors, have agreed to be subject to a lock-up for a period of 30 days following the date of closing of the offering pursuant to this prospectus supplement and accompanying prospectus. This means that, during the applicable lock-up period, we may not issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of common stock or their equivalents, and such persons may not offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any of our shares of common stock or any securities convertible into, or exercisable or exchangeable for, shares of common stock, in each case subject to certain exceptions. In addition, we have agreed to not issue any securities that are subject to a price reset based on the trading prices of our common stock or upon a specified or contingent event in the future, or enter into any agreement to issue securities at a future determined price for a period of six (6) months following the closing date of this offering.

Indemnification

We have agreed to indemnify the placement agent and specified other persons against certain liabilities relating to or arising out of the placement agent’s activities under its engagement letter, including liabilities under the Securities Act, and to contribute to payments that the placement agent may be required to make in respect of such liabilities.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it, and any profit realized on the resale of the securities sold by it while acting as principal, might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, or Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of common stock by the placement agent acting as principal. Under these rules and regulations, the placement agent:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities, or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution in the securities offered by this prospectus supplement.

Nasdaq Listing

Our common stock is listed on Nasdaq under the symbol “TYGO.”

Other Relationships

From time to time, the placement agent has provided and may provide in the future, various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which it may receive customary fees and commissions. However, except as disclosed in this prospectus supplement, we have no present arrangements with the placement agent for any further services. The placement agent is our sales agent in connection with our “at-the-market” offering that we commenced in November 2024, and received compensation in connection with such offering.

LEGAL MATTERS

The validity of the securities to be offered by this prospectus supplement will be passed upon for us by White & Case LLP, 609 Main Street, Houston, Texas 77002. Craig-Hallum is being represented in connection with this offering by Ellenoff Grossman & Schole LLP.

EXPERTS

The financial statements of Tigo Energy, Inc. and subsidiaries as of and for the year ended December 31, 2024, incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a “shelf” registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus supplement. This prospectus supplement and the accompanying prospectus, which are part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement, as permitted by the SEC. For further information pertaining to us and the securities offered in this prospectus supplement, reference is made to that registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus supplement and the accompanying prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including us.

Our common stock is listed on Nasdaq under the symbol “TYGO.” General information about our company, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at https://www.tigoenergy.com/ as soon as reasonably practicable after we file them with, or furnish them to, the SEC. We have included our website address in this prospectus supplement solely as an inactive textual reference. Information on, or than can be accessed through, our website is not incorporated into this prospectus supplement or other securities filings and is not a part of these filings.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede some of this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, including filings made after the date of the initial registration statement, until we sell all of the shares covered by this prospectus supplement or the sale of shares by us pursuant to this prospectus supplement is terminated. In no event, however, will any of the information that we furnish to, pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K (including exhibits related thereto) or other applicable SEC rules, rather than file with, the SEC be incorporated by reference or otherwise be included herein, unless such information is expressly incorporated herein by a reference in such furnished Current Report on Form 8-K or other furnished document. The documents we incorporate by reference are:

●	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 20, 2025;

●	the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2024, from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 4, 2025;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 6, 2025, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, filed with the SEC on August 5, 2025 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, filed with the SEC on November 4, 2025;

●	our Current Reports on Form 8-K, filed with the SEC on February 21, 2025, April 7, 2025, May 21, 2025, May 30, 2025, June 17, 2025, August 25, 2025, December 17, 2025, December 17, 2025 and December 19, 2025; and

●	the description of our capital stock contained in our Registration Statement on Form 8-A (File No. 001-40710) as originally filed with the SEC on August 4, 2021 and any amendment or report filed for the purpose of updating this information (including Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023), which description is incorporated herein by reference.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide each person to whom a prospectus is delivered a copy of all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus. You may obtain copies of these filings, at no cost, through the “Investors” section of our website (https://www.tigoenergy.com/) and you may request a copy of these filings (other than an exhibit to any filing unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by writing or telephoning us at the following address:

Tigo Energy, Inc.

983 University Avenue, Suite B

Los Gatos, California 95032

Attn: Bill Roeschlein

(408) 402-0802

Information on, or that can be accessed through, our website is not incorporated into this prospectus or other securities filings and is not a part of these filings.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PROSPECTUS

Tigo Energy, Inc.

$100,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

This prospectus relates to the offer and sale by Tigo Energy, Inc., a Delaware corporation (the “Company,” “we,” “us” or “Tigo”) from time to time in one or more offerings of up to $100,000,000 in the aggregate of the Company’s common stock, par value $ 0.0001 per share (the “Common Stock”), preferred stock, debt securities, warrants, rights or units.

This prospectus provides you with a general description of such securities and the general manner in which we may offer or sell the securities. More specific terms of any securities that we may offer or sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities. You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities.

Our shares of Common Stock are listed on the Nasdaq Stock Market (“Nasdaq”) under the symbol “TYGO.” On September 6, 2024, the closing sale price of shares of our Common Stock was $1.115.

As of September 3, 2024, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $43,796,536, which was calculated based on 25,170,423 shares of outstanding common stock held by non-affiliates, at a price per share of $1.74, the closing price of our Common Stock on July 29, 2024, the highest closing price of the Company’s Common Stock on Nasdaq during the preceding 60 day trading period. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell the securities described in this prospectus in a public primary offering with a value exceeding more than one-third (1/3) of the aggregate market value of our common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our outstanding Common Stock held by non-affiliates remains below $75,000,000. During the 12 calendar months prior to and including the date of this prospectus, we have offered a total of $73,078 worth of securities pursuant to General Instruction I.B.6 of Form S-3.

Investing in our securities involves risks that are described in the “Risk Factors” section beginning on page 2 of this prospectus and similar sections contained in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 17, 2024.

You should rely only on the information contained in this prospectus. No one has been authorized to provide you with information that is different from that contained in this prospectus. This prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this prospectus is accurate as of any date other than that date.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process.  By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $100,000,000 as described in this prospectus.

Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement or free writing prospectus modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. You should rely only on the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. See “Where You Can Find More Information.”

We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part. Before making an investment decision, you should read, in addition to this prospectus and the registration statement, any documents that we incorporate by reference in this prospectus, as referred to under “Where You Can Find More Information,” and you may obtain copies of those documents as described below.

As used in this prospectus, unless otherwise indicated or the context otherwise requires, references to “we,” “us,” “our,” the “Company,” “Registrant,” and “Tigo” refer to the consolidated operations of Tigo Energy, Inc. (formerly known as Roth CH Acquisition IV Co.) and its subsidiaries. References to “ROCG” refer to the Company prior to the consummation of the Business Combination (as defined below) and references to “Legacy Tigo” refer to Tigo Energy, Inc. prior to the consummation of the Business Combination.

ROCG was originally formed as a Delaware corporation in February of 2019 for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization, or other similar business combination with one or more businesses. On August 10, 2021, ROCG consummated its initial public offering, following which its securities began trading on the Nasdaq Capital Market.

On December 5, 2022, ROCG, Roth IV Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of ROCG (“Merger Sub”), and Legacy Tigo, entered into an Agreement and Plan of Merger, as amended on April 6, 2023 (the “Merger Agreement”), pursuant to which, among other transactions, on May 23, 2023 (the “Closing Date”), Merger Sub merged with and into Legacy Tigo (the “Merger”), with Legacy Tigo surviving the Merger as a wholly-owned subsidiary of ROCG (the Merger, together with the other transactions described in the Merger Agreement, the “Business Combination”). In connection with the closing of the Business Combination, ROCG changed its name to “Tigo Energy, Inc.”

TRADEMARKS

We and our subsidiaries own or have rights to trademarks, trade names and service marks that they use in connection with the operation of their business. In addition, their names, logos and website names and addresses are their trademarks or service marks. Other trademarks, trade names and service marks appearing in this prospectus, are the property of their respective owners. Solely for convenience, in some cases, the trademarks, trade names and service marks referred to in this prospectus are listed without the applicable ®, M and SM symbols, but their respective owners will assert, to the fullest extent under applicable law, their rights to these trademarks, trade names and service marks.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated herein by reference, contains statements that are “forward-looking looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements regarding the financial position, business strategy and the plans and objectives of management for future operations. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this prospectus and/or the documents incorporated herein by reference, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. When the Company discusses its strategies or plans, the Company is making projections, forecasts or forward-looking statements. Such statements are based on the beliefs of, as well as assumptions made by and information currently available to, the Company’s management.

You should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this prospectus are only predictions based on the Company’s current expectations and projections about future events and are subject to a number of risks, uncertainties and assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks include, but are not limited to, those described in our filings made with the SEC from time to time incorporated by reference herein.

It is not possible for the management of the Company to predict all risks, nor can the Company assess the impact of all factors on the Company’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements the Company may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements in this prospectus.

The forward-looking statements included in this prospectus are made only as of the date hereof. You should not rely upon forward-looking statements as predictions of future events. Although the Company believes that the expectations reflected in its forward-looking statements are reasonable, the Company cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. The Company does not undertake any obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in expectations, except as required by law. You should read this prospectus and the documents that have been filed as exhibits hereto with the understanding that the actual future results, levels of activity, performance, events and circumstances of the Company may be materially different from what is expected.

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SUMMARY OF THE PROSPECTUS

This summary highlights selected information appearing elsewhere in this prospectus or the documents incorporated by reference herein. Because it is a summary, it may not contain all of the information that may be important to you in making an investment decision. Before investing in our securities, you should carefully read this entire prospectus, the registration statement of which this prospectus is a part and the documents incorporated by reference herein carefully, including the information set forth under the heading “Risk Factors” and our financial statements. See the section of this prospectus titled “Where You Can Find More Information.”

Overview

Our mission is to deliver smart system solutions, combining hardware and software, which enhance safety, increase energy yield, and lower operating costs of residential, commercial, and utility-scale solar systems. We believe we are a worldwide leader in the development and delivery of products and solutions that are flexible and dependable, increasing the energy generation of solar energy systems.

We have served the solar energy industry with advanced power electronics, including the manufacturing and development of our Module Level Power Electronics (“MLPEs”), since our inception in 2007. Until 2021, we primarily focused on our MLPEs, which are devices that reside under the solar panel and improve safety features and energy production for the installer and system owner. Our MLPEs are designed to be highly flexible solutions that work with other inverters and modules, providing the installer with an open system solution and a variety of choices when designing a system for the consumer.

Although the solar optimizer and inverter space has been historically served by two major suppliers, we expect to attract new customers and gain market share by expanding sales of our MLPEs, which provide solar panel power optimization and rapid shutdown, our GO Energy Storage Systems (“GO ESS”), (formerly referred to as the Tigo EI Solution), which provides solar energy storage management capabilities, and our Energy Intelligence (“EI”) platform which provides monitoring and energy demand forecasting capabilities. We began to offer our GO ESS to residential customers in the United States (“U.S.”) and Europe in late 2021 and 2022, respectively, and added our energy demand forecasting software capabilities through our acquisition of Foresight Energy, Ltd. in the first quarter of 2023. Our products power everything from single-digit kilowatt residential systems to commercial, industrial, and utility systems, scaling to hundreds of megawatts on rooftop, ground-mounted, and floating applications.

Corporate Information

We were incorporated in Delaware on February 13, 2019, under the name Roth CH Acquisition IV Co., in order to effectuate a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. ROCG completed its initial public offering on August 10, 2021. On May 23, 2023, ROCG and Legacy Tigo consummated the transactions contemplated by the Merger Agreement. On the Closing Date, ROCG changed its name to Tigo Energy, Inc.

The mailing address of our principal executive office is 655 Campbell Technology Parkway, Suite 150, Campbell, California 95008, and our telephone number is (408) 402-0802. Our website is https://www.tigoenergy.com/. Information contained on our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

RISK FACTORS

An investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. Before deciding whether to invest in our securities, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement. For more information, see “Where You Can Find More Information.”

USE OF PROCEEDS

Except as otherwise may be described in an applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by us hereunder for general corporate purposes. We may also use such proceeds for temporary investments until we need them for general corporate purposes.

DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

A description of our Common Stock and preferred stock is set forth in our registration statement on Form 8-A as originally filed with the SEC on August 4, 2021 and any amendment or report filed for the purpose of updating this information (including Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023), which description is incorporated herein by reference.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and a trustee named in a prospectus supplement. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

●	the title and ranking of the debt securities (including the terms of any subordination provisions);

●	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

●	any limit on the aggregate principal amount of the debt securities;

●	the date or dates on which the principal of the securities of the series is payable;

●	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

●	the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange and where notices and demands to us in respect of the debt securities may be delivered;

●	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

●	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

●	the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

●	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

●	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

●	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

●	the currency of denomination of the debt securities, which may be U.S. Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

●	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

●	if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

●	the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

●	any provisions relating to any security provided for the debt securities;

●	any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

●	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

●	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

●	the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

●	any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

●	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series including the terms of subordination, if any, of such guarantees.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Form, Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company (the “Depositary”), or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described in the indenture, a global debt security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

Depositary holds securities that its participants deposit with Depositary. Depositary also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in Depositary include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. Access to the Depositary system is also available to others (which we sometimes refer to as indirect participants) that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to Depositary and its participants are on file with the SEC.

So long as the debt securities are in book-entry form, you will receive payments and may transfer debt securities only through the facilities of the Depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated debt securities may be surrendered for payment, registration of transfer or exchange. We will make payments on book-entry debt securities to the Depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

If the debt securities are issued in definitive certificated form under the limited circumstances described in the indenture, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities, including the payment of principal, premium, if any, and interest on such debt securities. The indenture will not limit us from incurring or issuing other unsecured or secured debt and, unless otherwise indicated in the applicable prospectus supplement, the indenture will not contain any financial covenants.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement or free writing prospectus the terms on which a series of debt securities may be convertible into or exchangeable for our common stock, our preferred stock or other securities (including securities of a third-party). We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock, our preferred stock or other securities (including securities of a third-party) that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:

●	we are the surviving corporation or the successor person (if other than Tigo) is a corporation, organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

●	immediately after giving effect to the transaction, no Default (as defined below) or Event of Default shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

●	default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

●	default in the payment of principal of any security of that series at its maturity;

●	default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or Tigo and the trustee receives written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

●	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of Tigo;

●	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof.

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture will provide that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

●	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

●	the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture will require us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each holder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture will provide that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

●	to cure any ambiguity, defect or inconsistency;

●	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

●	to provide for uncertificated securities in addition to or in place of certificated securities;

●	to add guarantees with respect to debt securities of any series or secure debt securities of any series;

●	to surrender any of our rights or powers under the indenture;

●	to add covenants or events of default for the benefit of the holders of debt securities of any series;

●	to comply with the applicable procedures of the applicable depositary;

●	to make any change that does not adversely affect the rights of any holder of debt securities;

●	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

●	to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

●	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended.

We may also modify and amend the indenture with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments (with the securities of each series voting as a class). We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

●	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

●	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

●	reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

●	reduce the principal amount of discount securities payable upon acceleration of maturity;

●	waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

●	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

●	make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

●	waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture will provide that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions) upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants. The indenture will provide that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

●	we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

●	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:

●	depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

●	delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of such covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

In the event covenant defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “Events of Default” will no longer constitute an Event of Default with respect to the applicable series of debt securities.

No Personal Liability of Directors, Officers, Employees or Securityholders

None of our past, present or future directors, officers, employees or securityholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.

The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.

The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

DESCRIPTION OF WARRANTS

We may elect to offer warrants from time to time in one or more series. The following description summarizes the general terms and provisions of the warrants we may offer pursuant to this prospectus that are common to all series.

The specific terms relating to any series of our warrants that we offer will be described in a prospectus supplement, which you should read. Because the terms of specific series of warrants offered may differ from the general information that we have provided below, you should rely on information in the applicable prospectus supplement that contradicts any information below. The summary below is not complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of the applicable warrant agreement relating to each series of warrants, which will be in the form filed as an exhibit to or incorporated by reference in the registration statement of which this prospectus is a part at or prior to the time of the issuance of such series of warrants.

General

We may issue warrants to purchase common stock, preferred stock, debt securities or any combination thereof (including in the form of units), which we refer to in this prospectus, collectively, as the “underlying warrant securities.” The warrants may be issued independently or together with any series of underlying warrant securities and may be attached or separate from the underlying warrant securities. Each series of warrants will be issued pursuant to a separate form of warrant and may be issued pursuant to a separate warrant agreement to be entered into between us and a warrant agent. Any warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The applicable prospectus supplement will describe the terms of any series of warrants in respect of which this prospectus is being delivered, including the following:

●	the title of the warrants;

●	the aggregate number of warrants;

●	the price or prices at which the warrants will be issued;

●	the currency or currencies in which the price of the warrants may be payable;

●	the designation and terms of the underlying warrant securities purchasable upon exercise of the warrants and the number of such underlying warrant securities issuable upon exercise of the warrants;

●	the price at which and the currency or currencies, including composite currencies, in which the underlying warrant securities purchasable upon exercise of the warrants may be purchased;

●	the date on which the right to exercise the warrants will commence and the date on which that right will expire (subject to any extension);

●	whether the warrants will be issued in registered form or bearer form;

●	if applicable, the minimum or maximum amount of the warrants which may be exercised at any one time;

●	if applicable, the designation and terms of the underlying warrant securities with which the warrants are issued and the number of the warrants issued with each underlying warrant security;

●	if applicable, the date on and after which the warrants and the related underlying warrant securities will be separately transferable;

●	information with respect to book-entry procedures, if any;

●	if applicable, a discussion of the material United States federal income tax considerations applicable to the issuance or exercise of the warrants; and

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Amendments and Supplements to Warrant Agreement

The warrant agreement for a series of warrants, if applicable, may be amended or supplemented without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders of the warrants.

DESCRIPTION OF RIGHTS

This section describes the general terms of the rights that we may offer and sell by this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each right. The accompanying prospectus supplement may add, update or change the terms and conditions of the rights as described in this prospectus.

The particular terms of each issue of rights, the rights agreement relating to the rights and the rights certificates representing rights will be described in the applicable prospectus supplement, including, as applicable:

●	the title of the rights;

●	the date of determining the c entitled to the rights distribution;

●	the title, aggregate number of shares of common stock or preferred stock purchasable upon exercise of the rights;

●	the exercise price;

●	the aggregate number of rights issued;

●	the date, if any, on and after which the rights will be separately transferable;

●	the date on which the right to exercise the rights will commence and the date on which the right will expire; and

●	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock or preferred stock at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will be void.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock or preferred stock purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than securityholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus. Units may be offered independently or together with common stock, preferred stock, debt securities, and warrants offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference into the registration statement, of which this prospectus is a part, the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. The following summaries of material provisions of the units and the unit agreements are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

General

We may issue units consisting of common stock, preferred stock, debt securities, and/or warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including the following:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units

The provisions described in this section, as well as those described in the sections entitled “Description of Common Stock and Preferred Stock,” “Description of Debt Securities,” and “Description of Warrants,” will apply to each unit and to any common stock, preferred stock, debt security, or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agent, and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in a prospectus supplement, the securities initially will be issued in book-entry form and represented by one or more global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

●	a limited-purpose trust company organized under the New York Banking Law;

●	a “banking organization” within the meaning of the New York Banking Law;

●	a member of the Federal Reserve System;

●	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

●	a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended, or Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

●	DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

●	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

●	an Event of Default has occurred and is continuing with respect to such series of securities, we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

We have obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that are believed to be reliable, but we take no responsibility for the accuracy of this information.

PLAN OF DISTRIBUTION

This prospectus relates to from time to time the offer and sale by us of up to $100,000,000 in the aggregate of the Company’s Common Stock, preferred stock, debt securities, warrants, rights or units.

We are registering the securities covered by this prospectus on our behalf. All costs, expenses and fees connected with the registration of such securities will be borne by us. Any brokerage commissions and similar expenses connected with selling such securities will be borne by us according to the allocation of securities sold.

Upon effectiveness of the registration statement of which this prospectus forms a part, the securities beneficially owned by us covered by this prospectus may be offered and sold from time to time by us. We may sell securities, from time to time through one or more underwriters, dealers or agents, directly to one or more purchasers or through a combination of any of these methods of sale or any other method permitted by law. We may sell securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. Subject to the limitations set forth in any applicable registration rights agreement, we may use any one or more of the following methods when selling the securities offered by this prospectus:

●	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	an over-the-counter distribution in accordance with the rules of the applicable exchange;

●	settlement of short sales entered into after the date of this prospectus;

●	agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share;

●	“at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

●	sales directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	through a combination of any of the above methods; or

●	any other method permitted pursuant to applicable law.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended (which we refer to as the “Securities Act” in this prospectus,), and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

We may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our securities in the course of hedging the positions they assume. We may also sell the securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these shares. We may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus is a part).

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

LEGAL MATTERS

Unless otherwise indicated in an applicable prospectus supplement, the validity of the securities to be offered by this prospectus will be passed upon for us by White & Case LLP, 1221 Avenue of the Americas, New York, New York 10020 and for any agents, underwriters, dealers, remarketing firms or other third parties by counsel named in the applicable prospectus supplement.

EXPERTS

The financial statements of the Company and subsidiaries as of and for the year ended December 31, 2023, incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The consolidated financial statements of the Company and subsidiaries as of and for the year ended December 31, 2022, have been incorporated by reference in this prospectus, have been audited by Frank, Rimerman + Co. LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus is part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. Our SEC filings are available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov. Those filings are also available to the public on, or accessible through, our website under the heading “Investors” at https://www.tigoenergy.com/. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below (excluding any portions of such documents that have been “furnished to” but not “filed with” the SEC for purposes of the Exchange Act):

●	our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 21, 2024;

●	the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2023, from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 5, 2024, as supplemented by our Additional Definitive Proxy Materials on Schedule 14A, filed with the SEC on April 19, 2024;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 14, 2024 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, filed with the SEC on August 6, 2024;

●	our Current Reports on Form 8-K, filed with the SEC on February 8, 2024 and May 21, 2024; and

●	the description of our capital stock contained in our Registration Statement on Form 8-A (File No. 001-40710) as originally filed with the SEC on August 4, 2021 and any amendment or report filed for the purpose of updating this information (including Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023), which description is incorporated herein by reference.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information “furnished to,” rather than “filed with,” the SEC under the Exchange Act, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Tigo Energy, Inc.
655 Campbell Technology Parkway, Suite 150
Campbell, California 95008
(408) 402-0802

Attention: Bill Roeschlein

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Tigo Energy, Inc.

5,000,000 Shares of

Common Stock

PROSPECTUS SUPPLEMENT

Craig-Hallum

February 24, 2026